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                       MARSHALLTOWN FINANCIAL CORPORATION



For further information contact:
Kathy L. Baker (515)754-6000


                       MARSHALLTOWN FINANCIAL CORPORATION
                           ANNOUNCES QUARTERLY RESULTS


For release July 22, 1997

     Marshalltown Financial Corporation (NASDAQ:MFCX) is the parent company of Marshalltown Savings Bank, FSB, which operates three offices in central Iowa. As previously announced on July 1, 1997, Marshalltown Financial Corporation entered into a definitive agreement to merge with HMN Financial, Inc. (NASDAQ:HMNF). Under the agreement, all outstanding shares of Marshalltown Financial's common stock will be purchased by HMN Financial, Inc. for cash at $17.51 per share. The agreement is subject to regulatory and shareholder approval, a process that is expected to be completed by the end of the year.
     For the nine-month period ended June 30, 1997, Marshalltown Financial Corporation reported earnings of $666,580, or $.45 per share, compared to earnings of $320,645, or $.22 per share, for the nine-month period ending
June 30, 1996. For the three-month period ended June 30, 1997, earnings of $203,711 or $.14 per share were reported. This compares to earnings of $201,803 or $.14 per share for the same period in 1996.
     For both periods, an increase in net interest income combined with a decrease in operating expense, the majority due to lower FDIC insurance premiums, resulted in the increase in net income. For the nine-month period ending June 30, 1997, there was also a substantial decrease in legal fees and for the three-month period ending June 30, 1996 there was a nonrecurring gain on the sale of the Company's interest in a regional service bureau.
    Marshalltown Financial Corporation continues to maintain a strong balance sheet with no nonperforming assets and capital substantially in excess of regulatory requirements.

                       MARSHALLTOWN FINANCIAL CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                June 30,     September 30,
                                                  1997            1996
                                               (unaudited)

ASSETS
------
Cash                                         $  5,896,103     $  2,286,064
Investment securities held to maturity         10,992,712        9,484,506
Investment securities available for sale        2,407,313        2,314,172
Investment in limited partnerships                447,153          482,283
Mortgage-backed securities held to maturity    42,680,765       47,513,070
Loans receivable, net                          63,406,893       60,284,275
Accrued interest receivable                       809,295          747,918
Office properties and equipment, net              393,702          435,536
Income tax refund receivable                       36,463           57,741
Real estate acquired for investment               396,691          406,187
Other assets                                       60,699          171,340
                                              -----------      -----------
     TOTAL ASSETS                            $127,527,789     $124,183,092
                                              ===========      ===========

LIABILITIES
-----------
Deposits                                     $106,405,931     $103,039,698
Advances from borrowers for taxes
  and insurance                                   259,982           22,870
Accrued interest payable                          385,754          886,528
Accounts payable and accrued expenses             148,555          847,015
Income taxes:
   Current                                              0           48,972
   Deferred                                       253,855                0
                                              -----------      -----------
     TOTAL LIABILITIES                       $107,454,077     $104,845,083
                                              -----------      -----------

STOCKHOLDERS' EQUITY
--------------------
Common stock                                 $     14,115     $     14,115
Additional paid-in capital                     10,599,090       10,599,090
Retained earnings, substantially restricted     9,568,694        8,902,114
Less deferred Recognition and
  Retention Plan                                 (132,716)        (189,694)
Unrealized gain on securities available
  for sale, net                                    24,529           12,384
                                              -----------      -----------
   TOTAL STOCKHOLDERS' EQUITY                $ 20,073,712     $ 19,338,009
                                              -----------      -----------
   TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY                     $127,527,789     $124,183,092
                                              ===========      ===========

                       MARSHALLTOWN FINANCIAL CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                  Three Months              Nine Months
                                 ended June 30,            ended June 30,
                               1997          1996        1997         1996
                             --------      --------    --------     ---------
                                   (Unaudited)               (Unaudited)
Interest income:
  Loans                    $ 1,224,190  $ 1,099,732  $ 3,620,531  $ 3,230,034
  Mortgage-backed
   securities                  718,260      833,163    2,226,946    2,581,181
  Investment securities        214,549      179,036      608,998      512,973
  Other                         51,601       69,380      157,439      246,750
                            ----------   ----------   ----------   ----------
    TOTAL INTEREST INCOME  $ 2,208,600  $ 2,181,311  $ 6,613,914  $ 6,570,938

Interest expense:
  Deposits                 $ 1,361,923  $ 1,380,266  $ 4,094,964  $ 4,200,153
                            ----------   ----------   ----------   ----------
    NET INTEREST INCOME    $   846,677  $   801,045  $ 2,518,950  $ 2,370,785
Provision for losses on
 loans                           2,500        2,500        7,500        7,500
                            ----------   ----------   ----------   ----------
    NET INTEREST INCOME
     AFTER PROVISION FOR
     LOSSES ON LOANS       $   844,177  $   798,545  $ 2,511,450  $ 2,363,285
Noninterest income:
  Fees and service charges      12,515       17,429       41,710       46,805
  Other, net                    18,584       50,567      130,358       75,696
                            ----------   ----------   ----------   ----------
    TOTAL NONINTEREST
     INCOME                $    31,099  $    67,996  $   172,068  $   122,501
Noninterest expense:
  Compensation and benefits$   331,286  $   328,975  $ 1,025,942  $   999,668
  Occupancy and equipment       46,802       47,776      145,237      148,466
  SAIF deposit insurance
   premiums                     17,130       60,201       74,080      178,713
  Data processing services      24,250       24,857       76,190       78,704
  Other                        125,497      120,776      449,740      533,662
                            ----------   ----------   ----------   ----------
    TOTAL NONINTEREST
     EXPENSE               $   544,965  $   582,585  $ 1,771,189  $ 1,939,213
    INCOME BEFORE INCOME
     TAXES                 $   330,311  $   283,956  $   912,329  $   546,573
Income tax expense             126,600       82,153      245,749      225,928
                            ----------   ----------   ----------   ----------
    NET INCOME             $   203,711  $   201,803  $   666,580  $   320,645
                            ==========   ==========   ==========   ==========
Earnings per common share  $      0.14  $      0.14  $      0.45  $      0.22


